HENDERSON GLOBAL FUNDS

Written Instrument Establishing and Designating a Class of Beneficial Interests

The undersigned, constituting a majority of the Trustees of the Henderson Global Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001, as amended (the “Declaration of Trust”), pursuant to Section 6.3 of Article VI of the Declaration of Trust, do hereby establish an additional class of shares of beneficial interest (the “Shares”) of the Henderson All Asset Fund, Henderson Dividend & Income Builder Fund, Henderson Emerging Markets Fund, Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Technology Fund, Henderson High Yield Opportunities Fund, Henderson International Long/Short Equity Fund, Henderson International Opportunities Fund, Henderson International Select Equity Fund, Henderson Strategic Income Fund, Henderson Unconstrained Bond Fund and Henderson US Growth Opportunities Fund, each a series of the Trust (each a “Series”), designated Class R6 (“Class R6”).  Class R6 shares shall be redeemable and have the same voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust and the By-Laws of the Trust, each as amended from time to time, or as designated by the Trustees of the Trust, from time to time, pursuant to the authority provided by the Declaration of Trust, with respect to the Series and Class set forth therein.  The Shares, when issued and paid for in accordance with the terms of the then current Registration Statement, shall be validly issued, fully paid and nonassessable.

(Signature Page Follows)

(Signature Page – Henderson Global Funds - Written Instrument Establishing and Designating a Class of Beneficial Interests)

IN WITNESS WHEREOF, the undersigned have this 17th day of June, 2015 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

C. Gary Gerst, Chairman and Trustee
James W. Atkinson, Trustee
Richard W. Durkes, Trustee
Barbara L. Lamb, Trustee
James G. O’Brien, Trustee
J. Marshall Peck, Trustee